Exhibit 99.2

NESCO HOLDINGS, INC. TO PRESENT AT THE J.P. MORGAN
ULTIMATE SERVICES INVESTOR CONFERENCE

FORT WAYNE, IN., October 29, 2019 - Nesco Holdings, Inc. (NYSE: NSCO, “Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that representatives of the Company will present at the J.P. Morgan Ultimate Services Investor Conference. In advance of this conference, presentation materials will be made available in the investor relations section of Nesco’s website.

Investors may schedule 1:1 meetings with Company management at the J.P. Morgan Ultimate Services Investor Conference on November 13, 2019. The conference will be held at J.P. Morgan’s corporate offices in New York.

ABOUT NESCO

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of approximately 4,000 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit www.nescospecialty.com.

INVESTOR CONTACT

Noel Ryan, IRC
720.778.2415
investors@nescospecialty.com